Exhibit 10.55


                    SEVENTH AMENDMENT TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

      THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is dated as of the 31st day of December, 2001 by and among CMC HEARTLAND PARTNERS, a Delaware general partnership ("CMC"), HEARTLAND PARTNERS, L.P., a Delaware limited partnership ("Heartland"), and CMC HEARTLAND PARTNERS IV, LLC, a Delaware limited liability company ("Partners"), jointly and severally (CMC, Heartland and Partners are referred to herein from time to time individually as a "Borrower" and collectively as "Borrowers"); and LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("Bank").

                              W I T N E S S E T H:
                              - - - - - - - - - -

      WHEREAS, Bank and Borrowers entered into that certain Amended and Restated Loan and Security Agreement dated as of June 30, 1998, as amended by that certain Amendment to Amended and Restated Loan and Security Agreement dated as of October 23, 1998, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of April 29, 1999, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of November 18, 1999, that certain side letter to Amended and Restated Loan and Security Agreement dated as of October 15, 2000, that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of March 20, 2000, that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of December 31, 2000 and that certain Sixth Amendment to Amended and Restated Loan and Security Agreement of even date herewith (collectively, the "Agreement"), and now desire to amend the Agreement to, among other things, (i) extend the Revolving Credit Maturity Date (as defined in the Agreement) and (ii) reduce the Revolving Credit Commitment, as further set forth in this Amendment.

      NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

      1. Incorporation of the Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Agreement, and the Agreement to the extent not inconsistent with this Amendment is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in Paragraph 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

      2. Amendment of the Agreement. The Agreement is hereby amended as follows:

         (a) Any and all references to the Agreement shall be deemed to refer to and include this Amendment, as the same may be further amended, modified or supplemented from time to time.

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         (b) The definition of the term "Revolving Credit Maturity Date" in
Paragraph 1.1 is hereby amended and restated to read in its entirety as follows:

             "Revolving Credit Maturity Date" means February 28, 2002.

         (c) The definition of the term "Revolving Note" in Paragraph 1.1 is hereby amended and restated to read in its entirety as follows:

             "Revolving Note" means that certain Substitute Revolving Note dated as of December 31, 2001 made by Borrowers, jointly and severally, in favor of Bank, in the maximum principal amount available of Five Million Dollars ($5,000,000), as the same may be amended, modified or supplemented from time to time, together with any renewals thereof or exchanges or substitutes therefor.

         (d) Paragraph 2.1 is hereby amended and restated to read in its entirety as follows:

             Revolving Credit Commitment. On the terms and subject to the conditions set forth in this Agreement, Bank agrees to make revolving credit available and Letters of Credit available to Borrowers from time to time prior to the Revolving Credit Termination Date with respect to revolving credit loans and the Letter of Credit Termination Date with respect to Letters of Credit, in such aggregate amounts as Borrowers may from time to time request but in no event exceeding Five Million Dollars ($5,000,000) in the aggregate (the "Revolving Credit Commitment"); provided, however, that in no event shall the aggregate amount of Letters of Credit outstanding at any one time exceed the Letter of Credit Limit. The Revolving Credit Commitment shall be available to Borrowers by means of Loans, it being understood that the Loans may be repaid and used again during the period from the date hereof to and including the Revolving Credit Termination Date, at which time the Revolving Credit Commitment shall expire.

      3. Closing Documents. All the documents on Exhibit A hereto shall be delivered concurrently with this Amendment, each in form and substance satisfactory to Bank.

      4. Representations and Warranties; No Event of Default; Schedules. The representations and warranties set forth in Paragraph 8.1 of the Agreement are deemed remade as of the date hereof and each Borrower represents that such representations and warranties are true and correct as of the date hereof. No Event of Default exists nor does there exist any event or condition which with notice, lapse of time and/or the consummation of the transactions contemplated hereby would constitute an Event of Default.

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      5. Commitment Fee. As a condition of Bank's agreement to enter into this
Amendment, Borrowers hereby agree to pay to Bank a commitment fee equal to Twenty-Five Thousand Dollars ($25,000) which shall be due and payable as of the date of this Amendment.

      6. Fees and Expenses. The Borrowers agree to pay on demand all costs and expenses of or incurred by Bank in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents executed and delivered in connection with the transactions described herein (including the filing or recording thereof), including, but not limited to, the fees and expenses of counsel for the Bank and any future amendments to the Agreement.

      7. Effectuation. The amendments to the Agreement contemplated by this Amendment shall be deemed effective immediately upon the full execution of this Amendment and without any further action required by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment.

      8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGES FOLLOW]







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                 Seventh Amendment to Amended and Restated Loan
                      and Security Agreement Signature Page

      IN WITNESS WHEREOF, the parties hereto have duly executed this Seventh Amendment as of the date first above written.

                                        CMC HEARTLAND PARTNERS, a Delaware
                                        general partnership


                                        By:   HEARTLAND TECHNOLOGY, INC., a
                                        Delaware corporation and an authorized
                                        general partner


                                        By: __________________________________
                                        Its:__________________________________


                                        By: HEARTLAND PARTNERS, L.P., a
                                            Delaware limited partnership and an
                                            authorized general partner

                                            By:  Heartland Technology, Inc.
                                            Its: General Partner


                                            By: ______________________________
                                            Its:______________________________


                                        HEARTLAND PARTNERS, L.P., a Delaware
                                        limited partnership

                                            By:  Heartland Technology, Inc.
                                            Its: General Partner


                                            By: ______________________________
                                            Its:______________________________



                                      [Signatures Continued on Following Page]


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[Signatures Continued from Previous Page]



                                        CMC HEARTLAND PARTNERS IV, LLC, a
                                        Delaware limited liability company

                                        By:  CMC HEARTLAND PARTNERS, a
                                             Delaware general partnership
                                        Its: Sole Member and Manager

                                        By:  HEARTLAND TECHNOLOGY, INC., a
                                             Delaware corporation and an
                                             authorized general partner

                                        By:  _________________________________
                                        Its: _________________________________

                                        By:  HEARTLAND PARTNERS, L.P., a
                                             Delaware limited partnership and
                                             an authorized general partner

                                             By:  Heartland Technology, Inc.
                                             Its: General Partner

                                             By:  ____________________________
                                             Its: ____________________________


LASALLE BANK NATIONAL
ASSOCIATION, a national banking association
By: _______________________________________
Its:_______________________________________






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                                    EXHIBIT A
                                    ---------

                               Amendment Documents


1. Seventh Amendment to Amended and Restated Loan and Security Agreement (the "Amendment");

2.    Substitute Revolving Note;

3. Secretary's Certificate of Heartland Technology, Inc. certifying to and attaching resolutions of each Borrower approving the Amendment; and

4.    Incumbency Certificate with respect to each Borrower.







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